Exhibit 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Rob Heyvaert, Blythe Masters and Kristy Trieste, each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dina Dublon
Dina Dublon	Director	December 6, 2021

/s/ Stephen C. Daffron
Stephen C. Daffron	Director	December 6, 2021